SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

POST-EFFECTIVE AMENDMENT NO. 7 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä Ä

DARK DYNAMITE, INC.

(Exact name of registrant as specified in its charter)

Nevada 65-1021346

(State or other jurisdiction of (I.R.S. Employer Identification No.)

incorporation or organization)

63 West 100 South, Second Floor, Salt Lake City, Utah 84101

(Address of principal executive offices)

The 2004 Stock Benefit Plan of Dark Dynamite, Inc.

(Full title of the plan)

Jared Gold, 63 West 100 South, Second Floor, Salt Lake City, Utah 84101

(Name, address, including zip code, of agent for service)

Telephone number for Issuer: (801)746-3435

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9. Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 as filed by the Company on May 20th, 2004, file no. 333-115690, and as amended, August 12, 2004, file no. 333-118150, September 28,2004, file no. 333-119334, October 22, 2004, file no. 333-119886, November 19, 2004, file no. 333-120583, and December 22, 2004, file no 333-121267, each of which is incorporated herein by reference, Dark Dynamite, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2004 Benefit Plan as of the date specified below. The Company issued all of the shares under the plan since it was filed on May 14, 2004. Any remaining shares are herewith removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Deregistration Statement, dated January 19, 2005 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on January 19, 2005.

Dark Dynamite, Inc.

By:_____/s/ Jared Gold__________

Jared D. Gold, as President and Director

Pursuant to the requirements of the Securities Act of 1933, this Deregistration Statement, dated January 19, 2005 has been signed by the following persons in the capacity and on the date indicated.

Signature Title Date

/s/ Jared Gold President and Director January 19, 2005

Jared D. Gold